EXHIBIT 5.1

September 5, 2019

EPHS Holdings, Inc. 5490 Notre Dame Est, Montreal, Quebec Canada H1N 2C4

Dear Sirs/Mesdames:

Re:

EPHS Holdings, Inc. (the “Company”) – Registration Statement on Form S-4

We have acted as special British Columbia counsel to the Company in connection with the preparation of a Registration Statement on Form S-4 (File No. 333-222501) (as amended through the date hereof, the “Registration Statement”) filed with the Securities and Exchange Commission by the Company, including the related proxy statement/prospectus forming a part thereof, on September 5, 2019 with respect to the Company’s continuance from the State of Nevada, United States of America to the Province of British Columbia, Canada (the “Continuation”).

This opinion is being delivered in connection with the Registration Statement. Capitalized terms used and not defined herein have the meanings set forth in the Registration Statement unless otherwise indicated.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of factual statements, representations, covenants, and warranties contained in (i) the Plan of Conversion (including exhibits and schedules thereto) of the Company (the “Plan”), including the Articles of the Company under the B.C. Act (as defined below) any supporting resolutions or authorizations (together, with the Plan, the “Transaction Documents”) (ii) the Registration Statement and the proxy statement/prospectus, and (iii) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.  In addition, we have assumed, with your consent:

(i)

the genuineness of all signatures;

(ii)

the authenticity of all documents submitted to us as originals, the completeness and conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies;

(iii)

the legal existence, power and capacity of all parties to the Transaction Documents;

(iv)

the legal capacity and authority of all individuals;

(v)

the due authorization, execution and delivery of the Transaction Documents by all parties thereto, including prior to the Continuation where execution and delivery of such documents are prerequisites to the effectiveness thereof;

(vi)

that, aside from the Transaction Documents, there are no other agreements, written or oral, with respect to the Continuation;

(vii)

that each of the Transaction Documents constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each such party in accordance with its terms and under the laws of all relevant jurisdictions;

(viii)

that each of the parties to the Transaction Documents have complied with its respective covenants set forth in the applicable Transaction Documents and the acknowledgments, representations and warranties of the parties set forth in the Transaction Documents are true, correct and accurate in all respects as at the time of delivery of this opinion;

(ix)

that the Transaction Documents are intended to create the legal rights and obligations apparent on their face and that there is no intention to give third parties or any court the appearance of creating different legal rights and obligations;

(x)

that there were no negotiations between the parties to the Transaction Documents that were materially inconsistent with the legal form of the Transaction Documents as ultimately executed;

(xi)

that all Transaction Documents, including drafts thereof, which we have reviewed have been or will be executed in the form reviewed by Bennett Jones LLP and have not been amended or modified since the dates on which they were provided to Bennett Jones LLP, whether by way of written or oral agreement or by the conduct of any of the parties thereto or otherwise;

(xii)

that the Continuation will be consummated in the manner contemplated by, and in accordance with the provisions of, the Transaction Documents, the Registration Statement, and the proxy statement/prospectus, and the Continuation will be effective under the laws of the State of Nevada, United States of America and under the laws of the Province of British Columbia, Canada including, without limiting the generality of the foregoing, Part 9 of Division 8 of the Business Corporations Act (British Columbia) (the “B.C. Act”);

(xiii)

that any statements made in any of the documents referred to herein including those qualified “to the knowledge of” or similarly qualified are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the effective time of the Continuation, in each case without any qualification; and

(xiv)

that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Transaction Documents, the Registration Statement, and the proxy statement/prospectus.

We express no opinion as to any laws or matters governed by any laws other than the laws of British Columbia and the federal laws of Canada applicable therein.  The opinions expressed in this opinion letter are based on laws in effect as of the date hereof.

Based and relying upon and subject to the foregoing, we are of the opinion that, upon completion of the Continuation in accordance with the terms of the Transaction Documents and Part 9 Division 8 of the B.C. Act, on the filing of the Continuation Application with the Registrar pursuant to the B.A. Act, each issued and outstanding share of common stock of EPHS Nevada will, without further action by the holder, be deemed to be validly issued as a fully paid common share of EPHS B.C. under the B.C. Act.

We are furnishing this opinion in connection with the filing of the Registration Statement. The opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent. We make no undertaking, and expressly disclaim any duty, to supplement or update this opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Yours truly,

BENNETT JONES LLP

/s/ Bennett Jones LLP